CONFIDENTIAL RESIGNATION AGREEMENT
                   AND GENERAL RELEASE OF CLAIMS


   1. Laurence R. Hootnick ("Hootnick") was employed by Maxtor Corporation (the "Company") pursuant to a written employment agreement of on or about May 5, 1991. It is now the desire and intention of Hootnick and the Company to terminate their employment relationship on an amicable basis, to provide Hootnick with certain compensation and benefits that he would not otherwise be entitled to receive upon the termination of his employment with Maxtor, and to settle and resolve all claims and disputes which Hootnick has or may have against the Company. In recognition of those desires and intentions, Hootnick and the Company agree as set forth below.

   2. Hootnick hereby resigns from his employment with the Company effective September 30, 1995 (the "Resignation Date").

   3.   Hootnick agrees that his service as President and Chief
Executive Officer of the Company and his service as a director of the Company shall cease effective as of the conclusion of the Company's annual shareholders' meeting on August 18, 1994.
Hootnick further agrees that his service as an officer or director of any subsidiary of the Company shall also cease effective as of the conclusion of the Company's annual shareholders' meeting on August 18, 1994.

   4. The Company agrees to provide Hootnick with the following compensation and benefits:

      (a) Hootnick shall not be required to perform any work or services for the Company during the period between the effective date of this Agreement (the eighth day after Hootnick signs this Agreement if not revoked by him before then) and the Resignation Date (the "Employment Period") except as may be reasonably requested by the Company; such work or services shall not require more than 20 hours per month of Hootnick's time after August 18, 1994 and may include, but not be limited to, work in connection with appropriate special projects or in connection with the transition of Hootnick's positions;

      (b) during the Employment Period, the Company shall continue to pay Hootnick his base salary as follows:

         (i) Hootnick shall receive salary payments at his current salary rate ($43,333.33 per month) through December 31, 1994; and

         (ii) Hootnick shall receive salary payments equal to 4/9ths of his current salary rate ($19,259.26 per month) from January 1, 1995 through the Resignation Date; all salary payments will be made in accordance with the Company's normal payroll procedures and less applicable withholding, and will be paid to Hootnick's estate in the event of his death before the end of the Employment Period;

      (c) during the Employment Period the Company shall continue to provide Hootnick with the same standard employee benefits approved by the Company's Board of Directors that he is receiving as of the date of this Agreement, including, but not limited to, group medical insurance, and such benefits may only be changed or terminated during the Employment Period to the extent that they are similarly changed or terminated for other executive employees of the Company at the same time; provided, that Hootnick shall not accrue any vacation during the Employment Period, and any unused vacation accrued by Hootnick prior to the Employment Period shall be paid to him upon the Resignation Date;

      (d) on June 14, 1994, the Company will issue a mutually-acceptable press release announcing Hootnick's resignations as described in paragraph 2, and stating that Hootnick will remain affiliated with the Company until the Resignation Date;

      (e) at the same time (or shortly after) the press release described in subsection (d) is issued, the Company and Hootnick will issue a mutually-acceptable memorandum to the Company's employees announcing Hootnick's resignation; and

      (f) the Company and Hootnick will develop a mutually-acceptable plan for the transition of Hootnick's duties and responsibilities.

With respect to any stock options granted to Hootnick by the Company, those options will continue to be governed by and subject to the terms and conditions of the applicable Company stock option plans and stock option agreements between Hootnick and the Company. Following the Employment Period, Hootnick shall be entitled to elect continued insurance coverage in accordance with federal law (COBRA). Hootnick understands and acknowledges that he shall not be entitled to any compensation or benefits from the Company other than those expressly set forth in this paragraph.

   5. In exchange for the compensation and benefits described in Paragraph 4, Hootnick and his successors and assigns release and absolutely discharge the Company and its shareholders, present and former directors, present and former officers, employees, agents, investors, attorneys, successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Hootnick now has, or at any other time had, or shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the effective date hereof, including, but not limited to, any claims relating to or arising out of his employment with the Company or the termination of that employment such as breach of contract, wrongful termination or age, sex, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Fair Employment and Housing Act, the Americans With Disabilities Act or any other applicable law. As used in this paragraph and Exhibit A, "the Company" includes any and all divisions, subsidiaries or affiliated entities of Maxtor Corporation. As further consideration for the compensation and benefits described in paragraph 4, Hootnick agrees to sign the Release of Claims attached hereto as Exhibit A on or after September 30, 1995. Provided, that the foregoing releases of claims shall not affect Hootnick's right to be indemnified by the Company in accordance with any indemnity agreements between Hootnick and the Company, or its by-laws, from any claims made against Hootnick which relate to or arise out of the course and scope of Hootnick's employment; to the extent that the Company maintains directors and officers insurance coverage for its directors and/or officers during the Employment Period, it shall also maintain such coverage for Hootnick with respect to such claims.

   6. Hootnick acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Hootnick waives any right which he has or may have under section
1542 to the full extent that he may lawfully waive such rights with respect to this general release of claims.

   7. During the Employment Period Hootnick shall not, directly or indirectly, provide any services or financial assistance as an employee, consultant, partner, officer, director, shareholder, investor or otherwise to any person or entity which is engaged in, or plans to become engaged in, any activity which is competitive with any of the Company's activities or planned activities that are specific to the disk drive industry. In the event that Hootnick breaches this paragraph 7, the Company shall have no further obligation or liability to Hootnick hereunder. Provided, that this paragraph shall not apply to Hootnick's ownership of one percent or less of the stock of any publicly-traded corporation.

   8. Hootnick acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Hootnick.

   9. Hootnick agrees that he shall not, at any time in the future, make any critical or disparaging statements about the Company or any of its officers, directors, employees, affiliates or products to any other person or entity. Provided, that this paragraph shall not prevent Hootnick from truthfully testifying in response to a validly-issued subpoena or as otherwise may be required by law.

   10. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

   11. Hootnick agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. The Company agrees that it shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than its officers, directors or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

   12. The members of the Board of Directors of the Company (other than Hootnick) have approved the principal economic terms of this Agreement. Notwithstanding any provision above, the parties hereto shall have no continuing obligations under this Agreement after September 30, 1995, except those obligations described in paragraphs 5, 6, 8, 9, 10, 11, 13 and Exhibit A.

   13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any stock option plans or agreements or indemnity agreements between the parties and any agreements described in paragraph 8. This Agreement may not be modified except by a document signed by an authorized officer of the Company and Hootnick.

HOOTNICK UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE COMPANY BY SIGNING THIS AGREEMENT. HOOTNICK FURTHER UNDERSTANDS THAT HE MAY HAVE 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. HOOTNICK ACKNOWLEDGES THAT HE IS RESIGNING FROM THE COMPANY AND SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 4.



    Dated: June 14, 1994               /S/  L. R. Hootnick
                                       --------------------
                                       Laurence R. Hootnick



                                       Dated: June    , 1994
                                                   ---
                                       Maxtor Corporation


                                       By: /S/ Walter D. Amaral
                                           --------------------
                                       Its:  V.P. Finance & CFO
                                           --------------------


                               EXHIBIT A

RELEASE OF CLAIMS

   1. In exchange for the payments and benefits provided to me pursuant to that certain Confidential Resignation Agreement and General Release of Claims between Maxtor Corporation (the
"Company") and me of June   , 1994 (the "Agreement"), I release
the Company and its shareholders, present and former directors, present and former officers, employees, agents, investors, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which I now have, or at any other time had, or shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims relating to or arising out of my employment with the Company or the termination of that employment such as breach of contract, wrongful termination or age, sex, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Fair Employment and Housing Act, the Americans With Disabilities Act or any other applicable law.

   2. I acknowledge that I have read section 1542 of the Civil Code of the State of California which is set forth in the Agreement. I hereby waive any rights which I have or may have under section 1542 of the Civil Code to the full extent that I may lawfully waive such rights with respect to this Release of Claims.

   3. I acknowledge that I have had 21 days to review and consider this Release of Claims, and I understand that I may revoke it at any time during the 7 days after I have signed it, and that it shall not become effective until that 7-day period has passed. I further acknowledge that I am signing this Release of Claims knowingly, willingly and voluntarily in exchange for the compensation and benefits described in the Agreement.

   4. Except as modified by this Release of Claims, the Agreement shall remain in full force and effect.



                                       Dated: September 30, 1995

                                       --------------------------
                                          Laurence R. Hootnick